As filed with the Securities and Exchange Commission on April 17, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Greenlane Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5099	83-0806637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1095 Broken Sound Parkway, Suite 300

Boca Raton, FL 33487

(877) 292-7660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron LoCascio

Chief Executive Officer

1095 Broken Sound Parkway, Suite 300

Boca Raton, FL 33487

(877) 292-7660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Hellige, Esq. Jeffrey C. Johnson, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100	Larry W. Nishnick, Esq. Patrick J. O’Malley, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 (858) 677-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-230405

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, $0.01 par value per share	766,667	$17.00	$13,033,339	$1,580

(1)	Represents only the additional number of shares of Class A common stock being registered, and includes 100,000 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (Registration No. 333-230405).
(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $98,133,328 on the Registration Statement on Form S-1, as amended (Registration No. 333-230405), which was declared effective by the Securities and Exchange Commission on April 17, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,033,339 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Greenlane Holdings, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (Registration No. 333-230405) (the “Prior Registration Statement”), which the Commission declared effective on April 17, 2019.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 766,667 shares the number of shares of its Class A common stock, par value $0.01 per share, to be registered for sale, 100,000 of which may be sold upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pryor Cashman LLP as to the validity of securities being offered.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Squar Milner LLP.

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1 to this Registration Statement).

23.4*	Consent of Neil Closner, Director Nominee (incorporated by reference to Exhibit 23.4 to the Registration Statement on Form S-1 (Registration No. 333-230405) filed on March 20, 2019).

23.5*	Consent of Richard Taney, Director Nominee (incorporated by reference to Exhibit 23.5 to the Registration Statement on Form S-1 (Registration No. 333-230405) filed on March 20, 2019).

23.6*	Consent of Jeff Uttz, Director Nominee (incorporated by reference to Exhibit 23.6 to the Registration Statement on Form S-1 (Registration No. 333-230405) filed on March 20, 2019).

24.1*	Powers of Attorney (incorporated by reference to page II-4 of the Registration Statement on Form S-1 (Registration No. 333-230405) filed on March 20, 2019).

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 17, 2019.

GREENLANE HOLDINGS, INC.

By:	/s/ Aaron LoCascio
Name: Aaron LoCascio
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron LoCascio Aaron LoCascio	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 17, 2019

* Ethan Rudin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 17, 2019

* Adam Schoenfeld	Chief Strategy Officer and Director	April 17, 2019

* By:	/s/ Aaron LoCascio
Aaron LoCascio
Attorney-in-Fact

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